UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe Drive, Suite 270 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2015, Evoke Pharma, Inc. (the “Company”) entered into a Second Amendment to the Loan and Security Agreement with Square 1 Bank dated May 28, 2014 (the “Second Amendment”), extending the interest-only payment terms an additional twelve months.   All other terms and provisions of the credit facility remain unchanged.

The Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.02 Results of Operations and Financial Condition.

As a result of cash management and At-The-Market equity placements under its At Market Sales Agreement (the “Sales Agreement”) with MLV & Co. LLC, the Company had $10.7 million in cash as of September 30, 2015, an increase of $0.8 million from June 30, 2015.  This amount is unaudited and preliminary and is subject to completion of financial closing procedures. As a result, this amount may differ from the amount that will be reflected in the Company’s financial statements as of and for the quarter ended September 30, 2015.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

The Company estimates that its cash as of September 30, 2015 should be sufficient to fund its operations through October 2016. For the nine months ending September 30, 2015, the Company has sold 932,237 shares of common stock at a weighted average price per share of $4.93 pursuant to the Sales Agreement and received proceeds of approximately $4.5 million, net of commissions and fees.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Loan and Security Agreement dated October 5, 2015

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflects the Company’s judgment as of the date of this report. Such forward-looking statements include cash estimates and statements regarding the sufficiency of Evoke’s cash resources to fund operations through October 2016. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited, to potential changes in estimated cash based on the completion of financial closing procedures and release of complete third quarter 2015 results and the risk that the Company may spend its available cash faster than it anticipates. These forward-looking statements are made only as the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: October 6, 2015	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Second Amendment to the Loan and Security Agreement dated October 5, 2015